For Immediate Release

From:

Ameritrans Capital Corporation

For more information Contact:

Gary C. Granoff

(800) 214-1047

Ameritrans Capital Corporation Reports Third Quarter Fiscal 2008 Results

New York, NY, May 14, 2008 – Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) today reported financial results for the quarter ended March 31, 2008.

Highlights for Third Quarter ending March 31, 2008:

•

Total Assets of $64.6 million

•

Total interest income increased 16% to $1.6 million

•

Net Asset Value at March 31, 2008 of $5.21 per share

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Continued improved performance across all investment portfolios

•

Continued expansion of middle market corporate loan portfolio

Total investment income for the three months ended March 31, 2008 and 2007 was $1.68 million and $1.49 million, respectively. For the three months ended March 31, 2008 and 2007, Ameritrans reported net income available to common stockholders (after payment of the preferred dividends) of $7,552 for the third quarter of fiscal year 2008, or $0.00 per basic and diluted common share compared to a net loss available to common stockholders of ($203,197), or ($0.06) per basic and diluted common share for the same period of fiscal year 2007.

On an operating basis after taking into account other income and expense, and before payment of the Company's preferred stock dividends, the Company reported net income of $91,297 for the quarter ended March 31, 2008, compared to a net loss of ($118,822) for the quarter ended March 31, 2007.

For the nine months ended March 31, 2008, net loss available to common stockholders (after payment of the preferred dividends) totaled ($226,329), or ($0.07) per basic and diluted common share compared to a net loss available to common stockholders of ($341,559), or ($0.10) per basic and diluted common share for the same period of fiscal year 2007. On an operating basis after taking into account other income and expense, and before payment of the Company's preferred stock dividends, the Company reported net income of $26,796 for the nine months ended March 31, 2008, compared to a net loss of ($88,434) for the nine months ended March 31, 2007.

Commenting on the results, Gary C. Granoff, Ameritrans' Chairman and CEO, said, "We are extremely pleased with our portfolio performance during the quarter ending March 31, 2008.  Given the turmoil in the credit markets, we are pleased to show both growth and profitability.  Our portfolios remain stable, with record low delinquencies.  The taxicab medallion market continues to be extremely competitive.  The Chicago medallion market continued its increase in medallion prices with the current price of approximately $130,000 per medallion.  We continue to adhere to our strict underwriting standards which has allowed the Company to enjoy low default and loss rates on these assets."

Michael Feinsod, President of Ameritrans, added, "With our core medallion and diversified lending businesses stable and profitable, we continue to focus on new investment opportunities.  We are also re-focusing our efforts on enhancing our balance sheet and seeking the most attractive sources of permanent capital and debt capital possible."  Mr. Feinsod continued, "During the quarter, our credit lines were increased and we continue to look for new investments.  We are especially appreciative of this expanded credit and our relationships with our banks.  The disruptions in the credit markets and among traditional lenders continues to create what we believe are compelling investment opportunities.  Our strong underwriting capabilities coupled with our unique capital structure provide an excellent foundation to expand our lending and investing activities. We continue to work with potential new partners to grow both our traditional SBIC lending business while deploying more capital in investments that are not subject to SBA guidelines."

Mr. Feinsod added “We believe the quality and diversity of our investments favorably position our portfolio in this environment.  From an earnings perspective, our high percentage of lower risk first lien assets at attractive spreads should provide a more stable earnings stream and more predictable dividend.  We continue to actively explore ways to expand our portfolio.''

During the third quarter, Ameritrans completed two shareholder meetings.  These votes, among other things, approved:

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The Advisory Agreement between Ameritrans and Velocity Capital Advisors (currently pending SBA review and approval)

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Modification of Elk’s and Ameritrans’ fundamental investment policies

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Authorization of private placements of both common and preferred stock offerings.

In April, 2008, a series of contracts were executed with respect to equity investments the Company held in Chicago taxicab medallions.  If and when these transactions close, the Company will receive approximately $395,000 of revenue concerning the liquidation and sale of its stock ownership interest in said investments.

Ameritrans Capital Corporation is an internally managed, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended.  Ameritrans originates, structures and manages a portfolio of medallion loans, secured business loans and selected equity securities.  Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation is licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980.  The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY 10017.

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This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected.  Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2008 (UNAUDITED) AND JUNE 30, 2007

ASSETS

	March 31, 2008 (unaudited)	June 30, 2007

Loans receivable	$57,056,417	$57,693,496
Less: unrealized depreciation on loans receivable	(282,708)	(286,550)
Loans receivable, net	56,773,709	57,406,946

Cash and cash equivalents	1,090,182	251,394
Accrued interest receivable, net of unrealized depreciation of $20,000 and $51,500, respectively	725,820	596,553
Assets acquired in satisfaction of loans	38,250	56,030
Receivables from debtors on sales of assets acquired in satisfaction of loans	278,940	225,625
Equity investments	2,312,995	2,837,719
Investment in life settlement contracts	2,587,455	1,910,077
Furniture, equipment and leasehold improvements, net	163,462	183,043
Prepaid expenses and other assets	625,039	477,496

TOTAL ASSETS	$64,595,852	$63,944,883

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

AS OF MARCH 31, 2008 (UNAUDITED) AND JUNE 30, 2007

LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31, 2008 (unaudited)	June 30, 2007
LIABILITIES
Debentures payable to SBA	$12,000,000	$12,000,000
Notes payable, banks	30,495,697	29,332,500
Notes payable, related parties	100,000	150,000
Accrued expenses and other liabilities	454,557	431,577
Accrued interest payable	180,404	301,591
Dividends payable	84,375	84,375

TOTAL LIABILITIES	43,315,033	42,300,043

COMMITMENTS AND CONTINGENCIES (Notes 3,4, 5, 6 and 9)

STOCKHOLDERS' EQUITY
Preferred stock 9,500,000 and 500,000 shares authorized, respectively, none issued or outstanding	-	-
9 3/8% cumulative participating callable preferred stock $0.01 par value, $12.00 face value, 500,000 shares authorized; 300,000 shares issued and outstanding	3,600,000	3,600,000
Common stock, $0.0001 par value; 45,000,000 and 50,000,000 shares authorized, respectively; 3,405,583 and 3,401,208 shares issued and 3,395,583 and 3,391,208 shares outstanding, respectively	341	340
Additional paid-in-capital	21,139,504	21,119,817
Deferred compensation (Note 7)	(40,639)	(94,475)
Stock options outstanding (Note 7)	133,613	118,475
Accumulated deficit	(3,281,781)	(2,987,539)
Accumulated other comprehensive loss	(200,219)	(41,778)

	21,350,819	21,714,840
Less: Treasury stock, at cost, 10,000 shares of common stock	(70,000)	(70,000)

TOTAL STOCKHOLDERS' EQUITY	21,280,819	21,644,840

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$64,595,852	$63,944,883

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007	Nine Months Ended March 31, 2008	Nine Months Ended March 31, 2007
INVESTMENT INCOME
Interest on loans receivable	$ 1,598,059	$ 1,376,993	$ 4,707,598	$ 3,978,125
Gain on sale of medallions and automobiles	-	19,058	-	28,373
Realized losses on equity securities, net	-	-	(29,914)	-
Equity in loss of investee (Note 2)	-	(44,675)	(161,469)	(83,183)
Fees and other income	80,884	126,531	236,429	364,750
Leasing income	-	13,566	-	76,383

TOTAL INVESTMENT INCOME	1,678,943	1,491,473	4,752,644	4,364,448
OPERATING EXPENSES
Interest	587,253	537,964	1,897,087	1,619,609
Salaries and employee benefits	437,890	423,811	1,223,314	1,041,889
Occupancy costs	62,168	59,764	199,211	169,506
Professional fees	154,214	244,701	503,057	603,371
Other administrative expenses	340,482	331,680	872,816	879,814
Loss and impairments on assets acquired in satisfaction of loans, net	-	6,400	-	38,069
Write off and depreciation on interest and loans receivable, net	5,009	5,975	30,363	100,624
TOTAL OPERATING EXPENSES	1,587,016	1,610,295	4,725,848	4,452,882
NET INCOME (LOSS)	$ 91,927	$ (118,822)	$ 26,796	$ (88,434)
DIVIDENDS ON PREFERRED STOCK	$ (84,375)	$ (84,375)	$ (253,125)	$ (253,125)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$ 7,552	$ (203,197)	$ (226,329)	$ (341,559)

WEIGHTED AVERAGE SHARES OUTSTANDING
- Basic and diluted	3,395,583	3,391,208	3,394,835	3,391,208

NET INCOME (LOSS) PER COMMON SHARE
- Basic and diluted	$ 0.00	$ (0.06)	$ (0.07)	$ (0.10)